Exhibit 1.1

ESSENTIAL UTILITIES, INC.

Common Stock, Par Value $0.50 Per Share

SALES AGREEMENT

October 14, 2022

[AGENT]
[ADDRESS OF AGENT]

Ladies and Gentlemen:

Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), confirms its agreement with [AGENT], as sales agent, principal and/or forward seller (in any such capacity, the “Agent”), and [FORWARD PURCHASER], as forward purchaser (in such capacity, the “Forward Purchaser”), in each case on the terms and subject to the conditions set forth in this agreement (this “Agreement”). If applicable, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined in this preamble) are offered or sold through the Agent acting as forward seller, then the Agent, as forward seller, shall be acting as sales agent for the Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares and, except in cases where this Agreement expressly refers to the Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to the Agent acting as sales agent shall also be deemed to apply to the Agent when acting as forward seller, mutatis mutandis.

The Company has also entered into separate sales agreements (each, an “Alternative Sales Agreement”), dated as of the date hereof, with each of [Barclays Capital Inc. (“Barclays”), RBC Capital Markets, LLC (“RBC Capital Markets”), TD Securities (USA) LLC (“TD Securities”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), Robert W. Baird & Co. Incorporated and Janney Montgomery Scott LLC]1 each as sales agent, principal and/or, if applicable, forward seller under the applicable Alternative Sales Agreement (each, in any such capacity, an “Alternative Agent”), and [an affiliate of Barclays, an affiliate of RBC Capital Markets, an affiliate of TD Securities and an affiliate of Wells Fargo Securities]2, respectively, each as forward purchaser under the applicable Alternative Sales Agreement (each, in such capacity, an “Alternative Forward Purchaser”). The Company may also enter into one or more forward stock purchase transactions (each, a “Forward”) with the Forward Purchaser or an Alternative Forward Purchaser as set forth in one or more separate letter agreements (each, a “Confirmation” or “Alternative Confirmation”, respectively), substantially in the form set forth in Exhibit A (as supplemented by the relevant Forward Instruction Notice (as defined in Section 2(b) hereof)), relating to the applicable Forward. Under each Confirmation and Alternative Confirmation, the Company will, on the respective terms and subject to the respective conditions set forth in such Confirmation or Alternative Confirmation and in this Agreement or the Alternative Sales Agreement, as applicable, deliver to the Forward Purchaser or Alternative Forward Purchaser or a respective affiliate thereof (including the Agent affiliated with such Forward Purchaser or the applicable Alternative Agent), up to the maximum number of shares of the Company’s common stock, par value $0.50 per share (“Common Stock”) that may be sold in accordance with this Agreement and such Alternative Sales Agreement in connection with such Confirmation or Alternative Confirmation, respectively. Unless the context requires otherwise, references herein to the “related”, “relevant” or “applicable” Alternative Forward Purchaser mean, with respect to any Alternative Agent, the affiliate of such Alternative Agent that is acting as such Alternative Forward Purchaser or, if applicable, such Alternative Agent acting as such Alternative Forward Purchaser. The Company agrees that, if and when the Company, on the one hand, and the Agent or an Alternative Agent, on the other hand, determine that the Agent or such Alternative Agent, as the case may be, will purchase any shares of Common Stock directly from the Company on a principal basis pursuant to this Agreement or an Alternative Sales Agreement, as the case may be, and in each such case pursuant to the Prospectus and the then currently effective Registration Statement, then such parties will enter into a separate underwriting or similar agreement (each such agreement with an Agent, a “Terms Agreement”, and each such agreement with an Alternative Agent, an “Alternative Terms Agreement”) in form and substance satisfactory to both the Company and the Agent or such Alternative Agent, as the case may be, in respect of such purchase.

1 NTD: To be updated based on Agent that is party to the agreement.

2 NTD: To be updated based on Agent that is party to the agreement.

The Company proposes to (a) sell from time to time to or through the Agent or an Alternative Agent shares of Common Stock and (b) instruct the Agent or an Alternative Agent, acting as forward seller, to offer and sell shares of Common Stock to be borrowed by the Forward Purchaser or an Alternative Forward Purchaser (any such shares “Forward Hedge Shares”), in each case on the terms set forth in this Agreement, any Confirmations, the Alternative Sales Agreements, any Alternative Confirmations, any Terms Agreement and any Alternative Terms Agreement, as applicable. The aggregate gross sales price of the shares of Common Stock that may be sold pursuant to this Agreement and the Prospectus (including Forward Hedge Shares hereunder, but not including any Confirmation Shares (as defined in this preamble) hereunder), the Alternative Sales Agreements (including Forward Hedge Shares thereunder, but not including any Confirmation Shares thereunder), any Terms Agreement and any Alternative Terms Agreement shall not exceed $500 million (the “Maximum Amount”). Any shares of Common Stock sold by the Company through the Agent or an Alternative Agent, acting as sales agent for the Company, are sometimes referred to herein as “Primary Shares”. Any shares of Common Stock to be delivered by the Company to the Forward Purchaser or an Alternative Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation or Alternative Confirmation are sometimes referred to herein as “Confirmation Shares”. The Primary Shares and the Forward Hedge Shares that may be sold pursuant to this Agreement are sometimes referred to herein as the “Stock”.

1.      Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)           A registration statement on Form S-3 (File No. 333-255235) relating to, among other securities of the Company, the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Agent and the Forward Purchaser. As used in this Agreement:

(i)            “Applicable Time” means, with respect to any shares of Stock, each time of sale of such shares pursuant to this Agreement;

(ii)           “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;

(iii)          “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;

(iv)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 433 under the Securities Act);

(v)           “Pricing Disclosure Package” means, as of each Applicable Time, the Prospectus and each Issuer Free Writing Prospectus filed or used by the Company on or before such Applicable Time, taken together (collectively, and, with respect to any shares of Stock, together with the public offering price of such shares), other than a road show that is an Issuer Free Writing Prospectus, but is not required to be filed under Rule 433 under the Securities Act;

(vi)          “Prospectus” means the Base Prospectus, as amended and supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)         “Prospectus Supplement” means the prospectus supplement specifically relating to the Stock prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with Section 5(a) hereof; and

(viii)        “Registration Statement” means, collectively, the various parts of such registration statement, each as amended, as of the Effective Date for such part, including any Prospectus and all exhibits to such registration statement, including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date. Any reference to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Prospectus, as the case may be.

Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus, and before the date of such amendment or supplement and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)           Since the time of the initial filing of the Registration Statement the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405), and is eligible to use Form S-3 for the offering of the Stock. The Company was not an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 2(i) hereof).

To the extent that the Registration Statement is not available for offers and sales of shares of Stock as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to register the offer and sale of such shares of Stock and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)           The Registration Statement conformed and will conform in all material respects on each Effective Date and on each Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Prospectus conformed and will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on each Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)           The Registration Statement did not, as of any Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Agent or the Forward Purchaser specifically for inclusion therein, which information is specified in Section 6(e) hereof.

(e)           The Prospectus did not and will not, as of its date or as of any Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agent or the Forward Purchaser specifically for inclusion therein, which information is specified in Section 6(e) hereof.

(f)            The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when such documents are filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Agent or the Forward Purchaser specifically for inclusion therein, which information is specified in Section 6(e) hereof.

(h)           Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of Agent and the Forward Purchaser. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(i)            Each of the Company and its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) (“Significant Subsidiaries”) has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Pricing Disclosure Package, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in the Prospectus and the Pricing Disclosure Package.

(j)             The Company has an authorized capitalization as set forth in the Prospectus and the Pricing Disclosure Package. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Common Stock contained in the Prospectus and the Pricing Disclosure Package. All of the issued options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly and validly authorized and issued and conform to the description thereof contained in the Prospectus and the Pricing Disclosure Package. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Prospectus and the Pricing Disclosure Package; the Primary Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the Alternative Sales Agreements, as applicable, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Prospectus and the Pricing Disclosure Package; any Confirmation Shares have been duly and validly authorized and reserved for issuance to the Forward Purchaser, Alternative Forward Purchaser or any of their respective Affiliates pursuant to this Agreement or an Alternative Sales Agreement, as applicable, and when issued and delivered by the Company to the Forward Purchaser or Alternative Forward Purchasers, as applicable, against payment of any consideration required to be paid thereby pursuant to the terms of the applicable Confirmation or Alternative Confirmation, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Prospectus and the Pricing Disclosure Package; and the issuance of the Primary Shares and the Confirmation Shares is not subject to any preemptive or similar rights.

(k)            The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(l)            The issue and sale of the Primary Shares, the sale of the Forward Hedge Shares, the issue and delivery of the Confirmation Shares, the compliance by the Company with the provisions of this Agreement and any Confirmations and the consummation of the transactions contemplated herein, in any Confirmations and in the Prospectus and the Pricing Disclosure Package will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (each such court or governmental agency or body, a “Relevant Authority”) except, in the case of (i), for such defaults, breaches, or violations as are set forth in the Prospectus and the Pricing Disclosure Package or that would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)          No consent, approval, authorization, order, registration or qualification of or with any Relevant Authority is required for the issue and sale of the Primary Shares, the sale of the Forward Hedge Shares, the issue and delivery of the Confirmation Shares, the compliance by the Company with the provisions of this Agreement and any Confirmations and the consummation of the transactions contemplated herein, in any Confirmations and in the Prospectus and the Pricing Disclosure Package, except (i) such as have been obtained under the Securities Act and (ii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and sale of the Stock through the Agent.

(n)           The financial statements of the Company included or incorporated by reference in the Prospectus and the Pricing Disclosure Package present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

(o)           To the knowledge of the Company, the financial statements of each Target (as defined in Section 1(r) hereof) included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, if any, present fairly, in all material respects, the financial position of the applicable Target (including, if applicable, its subsidiaries) at the dates indicated and each statement of operations, stockholders’ equity and cash flows of a Target (including, if applicable, its subsidiaries) for the periods specified; and said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. To the knowledge of the Company, the supporting schedules for said financial statements, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein.

(p)           Any pro forma financial information of the Company, and any related notes thereto, included or incorporated by reference in the Prospectus and the Pricing Disclosure Package fairly represent in all material respects the information therein, has been prepared in accordance with Regulation S-X under the Exchange Act and provide a reasonable basis for presenting the significant effects of the transactions and circumstances referred to therein, and the assumptions used in preparation thereof, in the reasonable judgment of the Company’s management and subject to the qualifications therein, are reasonable; the related pro forma adjustments are directly attributable to the transactions or events described therein and give appropriate effect to those assumptions in all material respects; and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement in all material respects.

(q)           PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting and management’s assessment thereof are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(r)            To the knowledge of the Company, each accountant who has certified financial statements of any entity, business or property acquired or proposed to be acquired by the Company or a subsidiary of the Company and which financial statements are included or incorporated by reference in the Prospectus or the Pricing Disclosure Package (each such accountant, a “Target Accountant”, each such entity, business or property, a “Target”, and each such financial statement, a “Target Financial Statement”) are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(s)           The Company maintains a system of internal control and maintains disclosure controls and procedures, in each case that complies with the requirements of the Exchange Act and is otherwise in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. The Company’s internal control over financial reporting and disclosure controls and procedures are each effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus and the Pricing Disclosure Package presents fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t)            Except as disclosed in the Prospectus and the Pricing Disclosure Package, since the date of the latest audited financial statements of the Company included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u)           Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, (i) none of the Company or any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) there has been no adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company or any of its subsidiaries, and (iii) none of the Company or any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business), or incurred any liability or obligation (direct or contingent), that, in the case of clause (i), (ii) and (iii), is material to the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus and the Pricing Disclosure Package. Since the respective dates as of which information is given in the Prospectus and the Pricing Disclosure Package, there has not been (i) any material change in the capital stock (other than as a result of (A) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Base Prospectus and the Prospectus or (B) the issuance, if any, of Common Stock upon conversion of Company securities as described in the Prospectus and the Pricing Disclosure Package) or long term debt of the Company or any of its subsidiaries or (ii) any Material Adverse Effect.

(v)           Except as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real property or have good and valid leasehold title to or hold valid rights to lease or otherwise occupy, use, operate or access all real property and have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus and the Pricing Disclosure Package or such as do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

(w)          The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in Prospectus and the Pricing Disclosure Package, except where the failure to possess or make the same would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Prospectus and the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any material license, certificate, permit or authorization or has any reason to believe that any material license, certificate, permit or authorization will not be renewed in the ordinary course.

(x)            Except as set forth in the Prospectus and the Pricing Disclosure Package or as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and, except as set forth in the Prospectus and the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y)           There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its respective subsidiaries, would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (other than as set forth in the Prospectus and the Pricing Disclosure Package) or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any Confirmation, including the issuance and sale of the Primary Stock, the sale of the Forward Hedge Shares and the issuance and delivery of the Confirmation Shares; and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others.

(z)            The statements set forth in (i) the Prospectus and the Pricing Disclosure Package under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, and (ii) (A) the Prospectus and the Pricing Disclosure Package under the caption “Certain United States Federal Income Tax Considerations to Non-U.S. Holders” and under the caption “Plan of Distribution (Conflicts of Interest)”, and (B) Parts I and II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the caption “Economic Regulation” (in each place that it appears) and under the caption “Environmental, Health and Safety Regulation and Compliance”, insofar as they purport to describe the provisions of laws and documents, were accurate, complete and fair in all material respects when filed.

(aa)          The Company and its subsidiaries have insurance covering their properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes are adequate to protect the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer under a material insurance policy or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing material insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(bb)         Except as described in the Prospectus and the Pricing Disclosure Package and except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and (ii) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors.

(cc)          (i) Neither the Company nor any of its Significant Subsidiaries is in violation of its certificate of incorporation or by-laws (or other applicable organization document), and (ii) neither the Company nor any of its subsidiaries is (A) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clause (ii), for such defaults as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(dd)         Except as otherwise disclosed in the Prospectus and the Pricing Disclosure Package, (i) the Company and its subsidiaries (A) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, legally binding requirements or judicial or administrative decisions and orders relating to the protection of the environment or natural resources, or human health or safety, to the extent relating to exposure to hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), including with respect to any real property currently or formerly owned or operated by the Company or any of its subsidiaries that is known or reasonably anticipated to be contaminated with any hazardous or toxic substances or wastes, pollutants or contaminants, (B) have received and are in compliance with all permits, licenses, or other legal authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted and (C) have not received written notice of any liability, violation or claim under or relating to any Environmental Laws, including for human exposure to, or the investigation or remediation of any disposal or release of, hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws of or relating to the Company or any of its subsidiaries, except in the case of each of (i) and (ii) above, as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (iii) (A) there are no judicial or administrative proceedings that are pending against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, and, to the knowledge of the Company, no such proceedings are threatened, in each case other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, and (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ee)          Except with respect to taxes that are being contested in good faith or as otherwise disclosed in the Prospectus and the Pricing Disclosure Package, (i) each of the Company and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid and filed all tax returns required to be filed, except for such failures to pay or file as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) there is no tax deficiency that has been asserted against the Company, any of its subsidiaries or any of their respective properties or assets that would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ff)           Except as disclosed in the Prospectus and the Pricing Disclosure Package, (i) the Company, its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA, and (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, in either case, other than as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “ERISA Affiliate” shall mean, with respect to the Company and its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, of which the Company or such subsidiary is a member.

(gg)         The Company is not and, after giving effect to the offering and sale of the Stock, the issue and delivery of the Confirmation Shares and the application of the proceeds thereof, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(hh)          [Reserved]

(ii)            The Company has not taken, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Stock.

(jj)            The Stock and any Confirmation Shares to be issued under any applicable Confirmation have been approved for listing, subject (in the case of Primary Shares and Confirmation Shares) to official notice of issuance, on the New York Stock Exchange.

(kk)          The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Prospectus and any Issuer Free Writing Prospectus to which the Agent has consented in accordance with Section 1(h) or 3(a)(viii) hereof.

(ll)            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any contribution, gift, entertainment or other expense (or taken any act in furtherance thereof) in violation of an applicable anti-bribery or anti-corruption law; (ii) made, offered, promised or authorized any direct or indirect payment in violation of an applicable anti-bribery or anti-corruption law; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law.

(mm)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the European Union, Her Majesty’s Treasury, or the United Nations Security Council (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (including Cuba, Iran, North Korea, Syria, and the Crimea and so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine), and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Stock hereunder or from the issue and delivery of any Confirmation Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any unlawful activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an agent, advisor, investor or otherwise) of Sanctions.

(oo)         The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(pp)         The Company and its subsidiaries (i) have implemented and maintain commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and (ii) are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except in each case of (i) and (ii) as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(qq)         [Reserved]

(rr)           Each Confirmation has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by considerations of public policy, bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ss)          This Agreement conforms in all material respects to the description thereof (if any) contained in the Prospectus and the Pricing Disclosure Package.

(tt)           [Reserved]

(uu)         Any certificate signed by any officer of the Company and delivered to the Agent or the Forward Purchaser in connection with the offering of the Stock shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Agent and the Forward Purchaser.

2.    Sale and Delivery of Stock. (a) Subject to the terms and conditions set forth herein and in any applicable Confirmation, (i) the Company agrees to issue and sell through the Agent, as sales agent for the Company, and the Agent agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Primary Shares so designated by the Company in accordance with Section 2(b) hereof and (ii) if the Company enters into a Confirmation with the Forward Purchaser in accordance with Section 2(b) hereof, the Agent, acting as forward seller on behalf of the Forward Purchaser, agrees to use its commercially reasonable efforts to offer and sell the Forward Hedge Shares to be borrowed by such Forward Purchaser (or its affiliate).

(b)           The Stock is to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any trading day (other than a day on which The New York Stock Exchange (the “Exchange”) is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) that the Company has instructed the Agent to make such sales, on behalf of the Company or as forward seller on behalf of the Forward Purchaser, pursuant to the Instruction Notice or the Forward Instruction Notice, as applicable, and, to the extent sales are to be made by the Agent as forward seller on behalf of the Forward Purchaser, no applicable Forward Hedge Selling Period Termination (as defined below) shall have occurred. On any Trading Day, the Company may (i) in the case of sales on behalf of the Company, instruct the Agent by telephone (confirmed promptly by telecopy or e-mail, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by the Agent) as to the maximum number and maximum aggregate gross sales price of Primary Shares to be sold by the Agent on such day and the minimum price per Primary Share at which such Primary Shares may be sold or (ii) in the case of a proposed Forward, propose to the Forward Purchaser and the Agent acting as forward seller, by telecopy or email, to execute a Forward with the parameters specified in the next sentence (in each case of clause (i) and (ii), an “Instruction Notice”); provided, however, that the Company shall not deliver an Instruction Notice (A) in violation of Section 2(e) or 2(l) hereof or (B) in respect of a proposed Forward if consummation of the sales contemplated thereby would result in the sum of (1) the number of Confirmation Shares issued under all Confirmations and Alternative Confirmations that have settled as of the contemplated date of delivery, (2) the aggregate “Share Cap” (as defined in each Confirmation or Alternative Confirmation, as the case may be) under all Confirmations and Alternative Confirmations outstanding as of the contemplated date of delivery that have not settled and (3) the proposed “Share Cap” for the Confirmation related to such Instruction Notice exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement. If the Company desires that the Forward Purchaser enter into a Confirmation and that the Agent sell Forward Hedge Shares as forward seller on behalf of the Forward Purchaser pursuant to such Confirmation in accordance with clause (ii) of Section 2(a) hereof, such Instruction Notice shall be substantially in the form set forth in Exhibit B (or such other form as the parties hereto shall agree) and shall include: (A) the maximum number, maximum aggregate gross sales price and minimum sales price per share of Forward Hedge Shares to be sold by the Agent over the Forward Hedge Selling Period specified in such notice (such maximum aggregate gross sales price, the “Aggregate Maximum Forward Hedge Amount”) and (B) the desired terms for the related Confirmation. The Forward Purchaser and the Agent (each acting in its sole discretion) shall promptly, and in any event no later than the Trading Day following the Trading Day on which such Instruction Notice was delivered, choose to (A) accept the terms proposed in such Instruction Notice, (B) decline to participate in the proposed Forward or (C) propose an amended Instruction Notice setting forth the terms upon which the Forward Purchaser and the Agent would participate in the proposed Forward; provided, however, that, in the case of clause (C), the Company may accept or reject the terms of such amended Instruction Notice in its sole discretion no later than on the Trading Day following the Trading Day on which such amended Instruction Notice was delivered (an Instruction Notice accepted by the parties hereto in accordance with this sentence, a “Forward Instruction Notice”). Promptly upon the acceptance of a Forward Instruction Notice (and in any event prior to the opening of trading on the immediately following Trading Day), the Company and the Forward Purchaser shall enter into a Confirmation substantially in the form of Exhibit A and consistent with such Forward Instruction Notice.

“Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Forward Instruction Notice), beginning on the date specified in the such Forward Instruction Notice or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Agent, as forward seller, shall have completed the sale of Forward Hedge Shares in connection with the relevant Confirmation; provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period (i) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the relevant Confirmation) under, and pursuant to the provisions of Section 6 of the relevant Confirmation or (ii) a “Bankruptcy Termination Event” (as such term is defined in the relevant Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Agent, as forward seller, becoming aware of such occurrence, immediately terminate as of the first such occurrence (any such termination, a “Forward Hedge Selling Period Termination”); and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement.

(c)            Subject to the terms and conditions hereof and in any applicable Confirmation, (i) the Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell (whether acting on behalf of the Company or as forward seller on behalf of the Forward Purchaser) all of the Primary Shares so designated by the Company in an Instruction Notice and all of the Forward Hedge Shares borrowed by the Forward Purchaser pursuant to the following clause (ii), as applicable, and (ii) the Forward Purchaser shall use its commercially reasonable efforts to borrow or cause one or more of its affiliates to borrow at such times as required to settle such sales a number of Forward Hedge Shares sufficient to have an aggregate gross sales price as close as reasonably practicable to the Aggregate Maximum Forward Hedge Amount specified in the applicable Forward Instruction Notice, subject to the other parameters set forth in such Forward Instruction Notice and the terms and conditions of the applicable Confirmation.

(d)           Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any shares of Stock if consummation of such sales would result in the violation of Section 2(e) or 2(l) hereof. In addition, the Company, the Agent or the Forward Purchaser may, upon notice to the other parties hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by each receiving party), suspend the offering of the Stock for any reason and at any time; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any shares of Common Stock sold under this Agreement prior to the receipt of such notice, including with respect to any shares of Common Stock sold that have not yet settled, or with respect to shares of Common Stock that are subject to any Terms Agreement or outstanding Confirmation entered into prior to the receipt of such notice.

(e)           Under no circumstances shall the aggregate gross sales price or number, as the case may be, of shares of Common Stock (including Primary Shares and Forward Hedge Shares, but excluding Confirmation Shares) offered, issued or sold pursuant to this Agreement and the Prospectus, all Alternative Sales Agreements, all Confirmations, all Alternative Confirmations, all Terms Agreements and all Alternative Terms Agreements exceed any of the aggregate gross sales price or number, as the case may be, of shares of Common Stock (i) constituting the Maximum Amount, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement, or (iii) authorized from time to time to be issued and sold under this Agreement, all Alternative Sales Agreements, all Confirmations, all Alternative Confirmations, all Terms Agreements and all Alternative Terms Agreements by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing. In addition, under no circumstances shall any shares of Stock be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing. The Company agrees that any offer to sell, any solicitation of an offer to buy and any sales of shares of Common Stock shall only be effected by or through the Agent or any Alternative Agent (in each case, whether acting as sales agent, principal or forward seller) on any single given day, but in no event by more than one, and under no circumstances shall the Company instruct the Agent and any Alternative Agent to sell shares of Common Stock or any other equity security of the Company on the same day; provided that such limitation (i) shall not apply on any day during which no sales are made pursuant to this Agreement, any Alternative Sales Agreement, any Confirmation, any Alternative Confirmation, any Terms Agreement or any Alternative Terms Agreement and (ii) shall not prohibit the Company from entering into any underwriting or similar agreement with more than one of the Agents, the Alternative Agents and/or other institutions, each acting severally as principal. In addition, the Company shall not instruct the Agent or any Alternative Agent (in each case, whether acting as sales agent, principal or forward seller) to offer and sell any shares of Common Stock or any other equity security of the Company on a given day during any “Unwind Period” (as defined in and pursuant to any Confirmation or any Alternative Confirmation).

(f)            If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Stock, it shall promptly notify the other parties and sales of Stock under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Stock sold hereunder prior to the giving of such notice (including, for the avoidance of doubt, any obligations relating to such Stock under any applicable Confirmation).

(g)           The gross sales price of any Stock sold under this Agreement shall be the market price for shares of the Company’s Common Stock sold by the Agent under this Agreement on the Exchange at the time of such sale. The compensation payable to the Agent, as sales agent on behalf of the Company, for sales of Primary Shares shall be equal to 1.00% of the gross sales price of the Primary Shares; provided that, for the avoidance of doubt, such rate of compensation shall not apply when the Agent acts as principal pursuant to a Terms Agreement, which compensation shall instead be set forth in such Terms Agreement. The compensation payable to the Agent, acting as forward seller on behalf of the Forward Purchaser, for sales of Forward Hedge Shares shall be reflected in a reduction to the Volume-Weighted Hedge Price (as such term is defined in the applicable Confirmation). The remaining proceeds, after further deduction for any transaction fees, transfer taxes or other similar fees or taxes imposed by any governmental organization in respect of such sales, shall constitute the net proceeds to the Company or the Forward Purchaser, as applicable, for such Stock (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(h)           The Agent shall provide written confirmation to the Company and, if the Agent is acting as a forward seller, to the Forward Purchaser following the close of trading on the Exchange each day on which Stock is sold under this Agreement setting forth (i) the number of Primary Shares and Forward Hedge Shares sold by the Agent on such day, (ii) the gross sales prices of such Primary Shares and Forward Hedge Shares, (iii) the Net Proceeds to the Company or the Forward Purchaser, as applicable, from such Primary Shares and Forward Hedge Shares, (iv) the Initial Forward Price (as defined in each applicable Confirmation) as of such day under any Confirmation pursuant to which any such Forward Hedge Shares were sold and (v) the compensation payable by the Company to the Agent with respect to such sales. If sales of Forward Hedge Shares are made by the Agent under a Confirmation, promptly, and in no event later than the opening of the first Trading Day following the Hedge Completion Date (as defined in such Confirmation), the Forward Purchaser shall execute and deliver to the Company a Pricing Supplement (as defined in such Confirmation).

(i)            Settlement for sales of Stock will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company, the Agent and, if applicable, the Forward Purchaser (each such day, a “Delivery Date”). On each Delivery Date for the sale of Stock through the Agent as sales agent for the Company (each such day, a “Direct Delivery Date”), the Stock sold through the Agent as sales agent for the Company for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Stock. On each Delivery Date for the sale of Stock through the Agent as forward seller on behalf of the Forward Purchaser (each such day, a “Forward Delivery Date”), the Stock sold through the Agent as forward seller on behalf of the Forward Purchaser for settlement on such date shall be delivered by the Forward Purchaser to the Agent against payment of the Net Proceeds from the sale of such Stock. Settlement for all Stock shall be effected by book-entry delivery of shares of Stock to the Agent’s account at The Depository Trust Company against payment by the Agent of the Net Proceeds from the sale of such Stock in same day funds delivered to an account designated by the Company (in the case of sales of Primary Shares) or the Forward Purchaser (in the case of sales of Forward Hedge Shares). If the Company shall default on its obligation to deliver Stock to the Agent on any Direct Delivery Date (not including, for the avoidance of doubt, any Forward Hedge Shares intended to be borrowed and delivered by the Forward Purchaser), the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Direct Delivery Date for Stock delivered by the Company (not including, for the avoidance of doubt, any New Proceeds on any Forward Hedge Shares), the Agent will pay the Company interest based on the effective overnight bank funding rate until such proceeds, together with such interest, have been fully paid.

(j)            Notwithstanding anything herein to the contrary, in the event that either (i) the Forward Purchaser is unable to borrow and deliver a number of Forward Hedge Shares equal to the Aggregate Maximum Forward Hedge Amount for sale under this Agreement, as set forth in the relevant Forward Instruction Notice, or (ii) in the reasonable judgment of the Forward Purchaser, it is either impracticable to do so or the Forward Purchaser would incur a stock loan cost that is equal to or greater than 200 basis points per annum to do so, then the Agent, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Forward Hedge Shares that the Forward Purchaser is able to, and that in the reasonable judgment of the Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of the Agent or the Forward Purchaser hereunder with respect to the borrowing of or offer or sale of any Forward Hedge Shares in connection with a Forward shall be subject to the related Confirmation being effective and not having been terminated.

(k)           The Company, the Forward Purchaser and the Agent each acknowledge and agree that (i) there can be no assurance that the Agent will be successful in selling any shares of Stock or that the Forward Purchaser or any of its affiliates will be successful in borrowing any Forward Hedge Shares, (ii) no Agent will incur any liability or obligation to the Company, the Forward Purchaser or any other person or entity if it fails to sell shares of Stock for any reason other than a failure by the Agent to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such shares of Stock as required by this Agreement, (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Agent (as forward seller) or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required by this Agreement, (iv) neither the Agent nor the Forward Purchaser shall incur any liability for not borrowing, offering or selling any Forward Hedge Shares as a result of any of the circumstances specified in clause (i) or (ii) of Section 2(j) hereof and (v) the Agent and the Forward Purchaser shall be under no obligation to purchase shares of Common Stock on a principal basis, except as otherwise specifically agreed by the Company and the Agent pursuant to a Terms Agreement. In acting hereunder, the Agent, as forward seller, will be acting as an agent for the Forward Purchaser and not as principal.

(l)             Except as may be mutually agreed upon by the Company, the Agent and the Forward Purchaser in writing, sales pursuant to this Agreement may not be requested by the Company and need not be made by the Agent except during the period that begins after the Company Periodic Report Date (as defined in Section 3(a)(xi) hereof) and ends, for all periods, on the date of the Company’s earnings announcement for the relevant subsequent period (each such date, an “Earnings Date”); provided, however, if the Company requests that Shares be offered and sold pursuant to this Agreement at any time following the date 30 days prior to the end of the quarter in which the applicable Company Periodic Report Date occurs (or, if earlier for such quarter, the date directors and officers of the Company are no longer permitted to trade pursuant to the Company’s policy on insider trading as in effect at such time) and prior to the subsequent Earnings Date, then the Company shall be required to certify in writing to the Agent (and, in the case of a proposed Forward, the Forward Purchaser) that the Company is not in possession of any material non-public information at such time, which certification shall be deemed to remain in effect until the Earnings Date for such quarter (or such earlier time specified in such certification), unless withdrawn by the Company. Notwithstanding the foregoing, without the prior written consent of each of the Company, the Agent and the Forward Purchaser, no sales of Stock shall take place, and the Company shall not request the sale of any Stock that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company is or could be deemed to be, in possession of material non-public information (including, for the avoidance of doubt, any information relating to any Target or to the acquisition or proposed acquisition thereof that constitutes material non-public information with respect to the Company).

(m)           For the avoidance of doubt, nothing in this Agreement shall be deemed to prohibit the Agent from purchasing any Stock that is issued and sold by the Company through the Agent in accordance with the terms and conditions of this Agreement.

3.    Further Agreements of the Company and the Agent. (a) The Company agrees:

(i)            To make no further amendment or any supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, except as provided herein; to advise the Agent and the Forward Purchaser of the time when any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been filed and, if not publicly available, to furnish the Agent and Forward Purchaser with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Agreement; to advise the Agent and the Forward Purchaser, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated by reference in any of the foregoing) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)           During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (including, without limitation, any document incorporated by reference therein) in order to comply with the Securities Act or the Exchange Act, to notify the Agent and the Forward Purchaser and, upon the request of the Agent or the Forward Purchaser, to file such document and to prepare and furnish without charge to the Agent or the Forward Purchaser and to any dealer in securities as many copies as the Agent or the Forward Purchaser may from time to time reasonably request of an amended or supplemented Prospectus (or incorporated document, as the case may be) that will correct such statement or omission or effect such compliance.

(iii)          To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company, the Agent or the Forward Purchaser, be required by the Securities Act or requested by the Commission.

(iv)          To deliver promptly to the Agent and the Forward Purchaser and to counsel for the Agent and the Forward Purchaser a copy (which may be an electronic copy) of each amendment to the Registration Statement filed with the Commission, including all consents and exhibits filed therewith. To deliver promptly to the Agent and the Forward Purchaser such number of the following documents as the Agent or the Forward Purchaser shall reasonably request: (A) conformed copies (which may be electronic copies) of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in the Prospectus.

(v)           To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(vi)          Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof (which may be an electronic copy) to the Agent and the Forward Purchaser and counsel for the Agent and the Forward Purchaser and not file such proposed amendment or supplement if the Agent and the Forward Purchaser reasonably object after a reasonable period of review.

(vii)         Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agent and the Forward Purchaser (such consent not to be unreasonably withheld).

(viii)        To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the Securities Act, to notify the Agent and the Forward Purchaser and, upon the request of the Agent or the Forward Purchaser, to file such document and to prepare and furnish without charge to the Agent and the Forward Purchaser as many copies as the Agent or the Forward Purchaser may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(ix)           As soon as practicable after each Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(x)            Promptly from time to time to take such action as the Agent or the Forward Purchaser may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Agent or the Forward Purchaser may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Stock; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(xi)           Except during a Suspension Period (as defined in Section 3(c) hereof), at each Applicable Time, each Delivery Date, each Trade Date (as defined in each Confirmation, as applicable), each Registration Statement Amendment Date (as defined below) and each date on which the Company shall file an Annual Report on form 10-K or Quarterly Report on form 10-Q, including any date on which an amendment to any such document is filed (each such filing date, a “Company Periodic Report Date”), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.

(xii)         Subject to Section 3(c), at or promptly after a Bring-Down Diligence Date (as defined below), the Company will cooperate timely with any reasonable due diligence review conducted by the Agent and the Forward Purchaser, or counsel for the Agent and the Forward Purchaser, in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers during regular business hours and at the Company’s principal offices, as the Agent or the Forward Purchaser may reasonably request.

(xiii)        Substantially simultaneously with the execution of this Agreement and promptly after each (A) subject to Section 3(c), date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Stock, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act), or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock) (each such date, a “Registration Statement Amendment Date”), and (B) subject to Section 3(c), Company Periodic Report Date (subject to Section 3(c), each Registration Statement Amendment Date and Company Periodic Report Date, a “Bring-Down Diligence Date”), the Company will furnish or cause to be furnished forthwith to the Agent and the Forward Purchaser a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agent and the Forward Purchaser to the effect that the statements contained in the certificate referred to in Section 5(g) of this Agreement which were last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(g) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xiv)        Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) subject to Section 3(c), Registration Statement Amendment Date, and (B) subject to Section 3(c), Company Periodic Report Date, the Company will furnish or cause to be furnished to the Agent, the Forward Purchaser and counsel to the Agent and the Forward Purchaser the written opinion and letter of each counsel to the Company, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agent, the Forward Purchaser and counsel to the Agent and the Forward Purchaser, of the same tenor as the opinions and letters referred to in Section 5(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agent and the Forward Purchaser shall furnish the Agent and the Forward Purchaser with a letter substantially to the effect that the Agent and the Forward Purchaser may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xv)         Upon commencement of the offering of Stock under this Agreement, and promptly after each (A) subject to Section 3(c), Registration Statement Amendment Date, and (B) subject to Section 3(c), Company Periodic Report Date, the Company will cause (1) PricewaterhouseCoopers LLP, or other independent accountants reasonably satisfactory to the Agent and the Forward Purchaser, and (2) if applicable, each Target Accountant, to each furnish to the Agent and the Forward Purchaser a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent, the Forward Purchaser and the counsel to the Agent and the Forward Purchaser, of the same tenor as the letter referred to in Section 5(f) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package, as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time. For the avoidance of doubt, the Company shall not have any obligations under this Section 3(xv) with respect to any Target Accountant following such time as the Target Financial Statements certified by such Target Accountant are no longer included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(xvi)        The Company consents to the Agent and the Forward Purchaser trading in the Company’s Common Stock for the Agent’s and the Forward Purchaser’s respective own accounts and for the accounts of their respective clients at the same time as sales of Stock occur pursuant to this Agreement.

(xvii)       If to the knowledge of the Company, all filings required by Rule 424 and Rule 433 under the Securities Act in connection with this offering shall not have been made or the representation in Section 1(a) hereof shall not be true and correct on the applicable Delivery Date, the Company will offer to any person who has agreed to purchase Common Stock from the Company as the result of an offer to purchase solicited by the Agent or the Forward Purchaser the right to refuse to purchase and pay for such Common Stock.

(xviii)     If shares of Common Stock are sold to or through the Agent or an Alternative Agent during a relevant quarter, the Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of Common Stock sold to or through the Agent and the Alternative Agents under this Agreement, the Alternative Sales Agreements, any Confirmations, any Alternative Confirmations, any Terms Agreements and any Alternative Terms Agreements the net proceeds to the Company and the compensation paid by the Company with respect to sales of Common Stock pursuant to this Agreement, the Alternative Sales Agreements, any Confirmations, any Alternative Confirmations, any Terms Agreements and any Alternative Terms Agreements during the relevant quarter.

(xix)         During each period commencing on the date of when the Company provides an Instruction Notice to the Agent or a Forward Instruction Notice to the Forward Purchaser pursuant to Section 2(b) herein and ending on the later of (i) the date on which such Instruction Notice or Forward Instruction Notice is terminated or revoked by the Company or (ii) after the close of business on the Delivery Date for the last sale under such Instruction Notice or Forward Instruction Notice executed by the Agent or the Forward Purchaser prior to such termination or revocation, the Company will not, without (A) giving the Agent and the Forward Purchaser at least three business days’ prior written notice specifying the nature of the applicable proposed sale, pledge, disposition or filing and the date of such applicable proposed sale, pledge, disposition or filing and (B) the Agent and the Forward Purchaser suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent and the Forward Purchaser in light of the applicable proposed sale, pledge, disposition or filing, as the case may be, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or that could reasonably be expected to, result in the disposition by the Company of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock; (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; or (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock, or any other securities of the Company (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or any registration statement, or amendment to any registration statement, for the sale of shares by parties other than the Company, including the Canada Pension Plan Investment Board). The foregoing sentence shall not apply to (w) shares of Common Stock to be issued and sold, or any Confirmation Shares to be issued and delivered, pursuant to this Agreement, any Alternative Sales Agreements, any Confirmations or any Alternative Confirmations; (x) shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof, (y) shares of Common Stock or other securities issued pursuant to options, warrants or rights (including securities convertible into or exercisable for or exchangeable into shares outstanding as of the date of such Instruction Notice) or (z) the grant of options pursuant to option plans existing on the date of such Instruction Notice.

(xx)          To apply the net proceeds to the Company from the sale of the Stock substantially in accordance with the description as set forth in the Prospectus and the Pricing Disclosure Package under the caption “Use of Proceeds”.

(xxi)         To use its best efforts to effect and maintain the listing of the Stock and any Confirmation Shares on, and satisfy the requirements of, the Exchange.

(xxii)       The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xxiii)     The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Agent’s and the Forward Purchaser’s respective obligations hereunder.

(b)           The Agent and the Forward Purchaser each agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Agent or the Forward Purchaser in connection with the offering or sale of the Stock without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 3(b), shall not be deemed to include information prepared by or on behalf of the Agent on the basis of or derived from issuer information.

(c)           Subject to Section 2(d) hereof, the Company may notify the Agent and the Forward Purchaser by telephone (confirmed promptly by email) or by such other method as the Company and the Agent and the Forward Purchaser shall mutually agree, that it does not intend to sell Shares under this Agreement for the period commencing on such date and continuing until the earlier of the date the Company instructs the Agent to sell Stock under this Agreement or the date on which the Company instructs the Agent and the Forward Purchaser that it is revoking its prior notice to the Agent and the Forward Purchaser that it does not intend to sell Stock pursuant to this Agreement (such period, the “Suspension Period”). Notwithstanding anything to the contrary in this Agreement, the requirements (i) to provide the officer’s certificate, opinions and letters of counsel, accountants’ “comfort letter” and other deliverables specified in Section 5(d) through 5(g), as contemplated pursuant to Sections 3(a)(xiii) through 3(a)(xv); (ii) to reasonably cooperate with any reasonable due diligence review specified in Section 3(a)(xii); and (iii) to be deemed to have affirmed the representations and warranties contemplated under Section 1 pursuant to Sections 3(a)(xi) and 3(a)(xiii) shall be waived during a Suspension Period.

4.    Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses and fees incident to and in connection with (i) the authorization, issuance, sale and delivery, as applicable, of the Stock and the Confirmation Shares (including any stamp duties or transfer or other similar taxes payable in that connection), and the preparation and printing of any certificates for the Stock or the Confirmation Shares; (ii) the preparation, printing, reproduction and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement and any Confirmation, and any other related documents in connection with the offering, purchase, sale and delivery, as applicable, of the Stock and any Confirmation Shares; (v) the listing of the Stock and any Confirmation Shares on the New York Stock Exchange and/or any other exchange; (vi) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 3(a)(x) hereof and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Agent and the Forward Purchaser); (vii) the preparation, printing and distribution of one or more versions of the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Agent and the Forward Purchaser); (viii) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants and any Target Accountants; (ix) all reasonable fees, disbursements and expenses of Cravath, Swaine & Moore LLP, counsel to the Agent and Forward Purchaser, in connection with the transactions contemplated by this Agreement (including, for the avoidance of doubt, the expenses in connection with the deliverables and associated due diligence at each Applicable Time), any Confirmation and as agreed upon from time to time by the Company, the Agent and Forward Purchaser, which shall be due and payable by the Company reasonably promptly upon written request; and (x) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 4(a) and Section 6 hereof, each of the Agent and the Forward Purchaser shall pay its own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Agent.

5.    Conditions of Agent’s Obligations. The obligations of the Agent and the Forward Purchaser hereunder are subject to the accuracy, when made and on the date of this Agreement and, on each Registration Statement Amendment Date, each Company Periodic Report Date, each Applicable Time, each Delivery Date and each Trade Date (as defined in each Confirmation, as applicable) (each, a “Representation Date”), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and under each Confirmation, as applicable, and to each of the following additional terms and conditions:

(a)            The Prospectus Supplement shall have been timely filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof and the Company shall have complied with all other requirements applicable to the Prospectus or any supplement thereto under Rule 424(b) (without giving effect to Rule 424(b)(8). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)           Neither the Agent nor the Forward Purchaser shall have discovered and disclosed to the Company that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the judgment of the Agent or the Forward Purchaser, as the case may be, is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, any Confirmation Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement or any Confirmation or the transactions contemplated hereby or thereby shall be reasonably satisfactory in all material respects to counsel for the Agent and the Forward Purchaser, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           (i) Simpson Thacher & Bartlett LLP shall have furnished to the Agent and the Forward Purchaser its written opinion and negative assurance letter, as counsel to the Company, addressed to the Agent and the Forward Purchaser and delivered and dated on each date specified in Section 3(a)(xiv) hereof, in form and substance reasonably satisfactory to the Agent and the Forward Purchaser, substantially in the applicable form attached hereto as Exhibit C-1, (ii) Ballard Spahr LLP shall have furnished to the Agent and the Forward Purchaser its written opinion, as special counsel to the Company, addressed to the Agent and the Forward Purchaser and delivered and dated on each date specified in Section 3(a)(xiv) hereof, in form and substance reasonably satisfactory to the Agent and the Forward Purchaser, substantially in the form attached hereto as Exhibit C-2 and (iii) Christopher P. Luning shall have furnished to the Agent and the Forward Purchaser its written opinion, as General Counsel for the Company, addressed to the Agent and the Forward Purchaser and delivered and dated on each date specified in Section 3(a)(xiv) hereof, in form and substance reasonably satisfactory to the Agent and the Forward Purchaser, substantially in the form attached hereto as Exhibit C-3.

(e)           The Agent and the Forward Purchaser shall have received from Cravath, Swaine & Moore LLP, counsel for the Agent and the Forward Purchaser, such opinion or opinions and negative assurance letter, delivered and dated on each date specified in Section 3(a)(xiv) hereof, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Agent and the Forward Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            (i) At the dates specified in Section 3(a)(xv) hereof, the Agent and the Forward Purchaser shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Agent and the Forward Purchaser, addressed to the Agent and the Forward Purchaser and dated the date of delivery thereof containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information contained or incorporated by reference in each of the Prospectus and the Pricing Disclosure Package; provided, however, that the letters shall, in each case, use a “cut-off” date no more than three business days prior to the date of delivery thereof and (ii) as applicable, at the dates specified in Section 3(a)(xv) hereof, the Agent and the Forward Purchaser shall have received from each Target Accountant a letter, in form and substance satisfactory to the Agent and the Forward Purchaser, addressed to the Agent and the Forward Purchaser and dated the date of delivery thereof containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information contained or incorporated by reference in each of the Prospectus and the Pricing Disclosure Package; provided, however, that the letters shall, in each case, use a “cut-off” date no more than three business days prior to the date of delivery thereof. For the avoidance of doubt, the foregoing clause (ii) shall not apply to any Target Accountant following such time as the Target Financial Statements certified by such Target Accountant are no longer included or incorporated by reference in the Prospectus and the Pricing Disclosure Package.

(g)           (i) Substantially simultaneously with the execution of this Agreement, the Company shall have furnished to the Agent and the Forward Purchaser a certificate of an officer in a form satisfactory to the Agent and the Forward Purchaser stating the minimum price for the sale of such Stock pursuant to this Agreement and the maximum aggregate gross sales price of shares of Common Stock that may be issued and sold pursuant to this Agreement, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such minimum price or maximum aggregate gross sales price, a new certificate with respect thereto, and (ii) on each date specified in Section 3(a)(xiii) hereof, the Company shall have furnished to the Agent and the Forward Purchaser a certificate, dated such date, of any President or Vice President of the Company and a principal financial or accounting officer of the Company as to such matters as the Agent and the Forward Purchaser may reasonably request, including, without limitation, a statement:

(A)          That the representations, warranties and agreements of the Company in Section 1 hereof are true and correct on and as of the applicable date specified in Section 3(a)(xiii) hereof, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such applicable date;

(B)           That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(C)           That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1) (x) the Registration Statement, as of each Effective Date, (y) the Prospectus, as of its date and on the applicable date specified in Section 3(a)(xiii) hereof, and (z) the Pricing Disclosure Package, as of each Applicable Time and as of the applicable date specified in Section 3(a)(xiii) hereof, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (2) no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(D)          To the effect of Section 5(h) hereof (provided that no representation with respect to the judgment of the Agent or the Forward Purchaser need be made).

(h)          Except as described in the Prospectus and the Pricing Disclosure Package (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since the respective dates as of which information is given in the Prospectus and the Pricing Disclosure Package, there shall not have been any change in or affecting the business, financial position, prospects or results of operations of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Agent or the Forward Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or sale of the Stock on the terms and in the manner contemplated in the Prospectus.

(i)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on the New York Stock Exchange or (B) trading in any securities of the Company on the New York Stock Exchange, shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iii) the outbreak or escalation of hostilities involving the United States or the declaration of a national emergency or war by the United States, or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, as to make it, in the judgment of the Agent or the Forward Purchaser, impracticable or inadvisable to proceed with the offering or sale of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)            The Exchange shall have approved the Stock and any Confirmation Shares for listing, subject to official notice of issuance.

(k)           On or prior to each Delivery Date, the Company shall have furnished to the Agent and the Forward Purchaser such further certificates and documents as the Agent or the Forward Purchaser may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agent and the Forward Purchaser.

6.    Indemnification and Contribution. (a) The Company hereby agrees to indemnify and hold harmless the Agent, the Forward Purchaser, their respective affiliates, directors, officers and employees and each person, if any, who controls the Agent or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Agent, the Forward Purchaser or that affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Agent or the Forward Purchaser or (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Agent, the Forward Purchaser and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Agent, the Forward Purchaser or that affiliate, director, officer, employee or controlling person in connection with investigating or defending against any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning the Agent or the Forward Purchaser furnished to the Company by the Agent or the Forward Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 6(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Agent, the Forward Purchaser or any affiliate, director, officer, employee or controlling person of the Agent or the Forward Purchaser.

(b)           Each of the Agent and the Forward Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Agent or the Forward Purchaser furnished to the Company by the Agent or the Forward Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 6(e) hereof. The foregoing indemnity agreement is in addition to any liability that the Agent or the Forward Purchaser may otherwise have to the Company, or any such director, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent and the Forward Purchaser (if applicable), on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent and the Forward Purchaser (if applicable), on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent and the Forward Purchaser (if applicable), on the other, with respect to such offering shall be deemed to be in the same proportion as (A) the total Net Proceeds from the offering of the Stock sold pursuant to this Agreement and any Confirmation (before deducting expenses) received by the Company (which proceeds shall be deemed to include an amount equal to the total proceeds to be received by the Company pursuant to each Confirmation assuming Physical Settlement (as defined in such Confirmation) of such Confirmation on the applicable Effective Date (as defined in such Confirmation), on the one hand, and (B) the sum of (1) the total underwriting discounts and commissions received by the Agent pursuant to this Agreement and any Confirmations and (2) the aggregate for all Forwards under this Agreement of the product of (y) the Spread (as defined in each Confirmation), net of any related hedging costs or other costs or expenses actually incurred and (z) the Initial Number of Shares (as defined in each Confirmation), on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent and the Forward Purchaser, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Agent and the Forward Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), neither the Agent nor the Forward Purchaser shall be required to contribute any amount in excess of (A) in the case of the Agent, the total underwriting discounts and commissions received by it with respect to the offering of Stock under the Agreement and (B) in the case of the Forward Purchaser, the aggregate for all Forwards under this Agreement and the related Confirmations of the product of (i) the Spread (as defined in each Confirmation), net of any related hedging costs or other costs or expenses actually incurred and (ii) the Initial Number of Shares (as defined in each Confirmation). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)            The Agent and the Forward Purchaser each confirms and the Company acknowledges and agrees that the following statements in the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Agent or the Forward Purchaser specifically for inclusion in the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials: the Agent or Forward Purchaer’s name on the front and back covers of the Prospectus.

7.     Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent and any applicable Forward Purchaser, shall remain in full force and effect notwithstanding such termination and the provisions of Sections 1, 4, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 19 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           Each of the Agent and the Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 1, 4, 6, 7, 11, 12 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect unless terminated pursuant to Section 7(a) or (b) of this Agreement or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Sections 1, 4, 6, and 7 of this Agreement shall remain in full force and effect.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent, the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Delivery Date for any sale of Stock, such sale shall settle in accordance with the provisions of Section 2(i) hereof.

8.    Research Analyst Independence. The Company acknowledges that the Agent’s and the Forward Purchaser’s respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Agent’s and the Forward Purchaser’s respective research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of the Agent’s and/or the Forward Purchaser’s respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Agent or the Forward Purchaser with respect to any conflict of interest that may arise from the fact that the views expressed by their respective independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Agent’s and/or the Forward Purchaser’s respective investment banking divisions. The Company acknowledges that each of the Agent and the Forward Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

9.    No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Agent or the Forward Purchaser may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agent or the Forward Purchaser: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Agent or the Forward Purchaser, on the other, exists; (b) neither the Agent nor the Forward Purchaser is acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the terms of the offering of the Stock, and such relationship between the Company, on the one hand, and the Agent or the Forward Purchaser, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Agent or the Forward Purchaser may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Agent, the Forward Purchaser and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Agent or the Forward Purchaser with respect to any breach of fiduciary duty in connection with this offering.

10.  Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)            if to the Agent, shall be delivered or sent by mail or facsimile transmission to [AGENT], [ADDRESS OF AGENT], Attention: [●] (Fax: [●]), with a copy, in the case of any notice pursuant to Section 6(c) hereof, to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, Attention: Stephen L. Burns, Esq. and Matthew G. Jones, Esq.;

(b)           if to the Forward Purchaser, shall be delivered or sent by mail or facsimile transmission to [FORWARD PURCHASER], [ADDRESS OF FORWARD PURCHASER], Attention: [●] (Fax: [●]), with a copy, in the case of any notice pursuant to Section 6(c) hereof, to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, Attention: Stephen L. Burns, Esq. and Matthew G. Jones, Esq.;

(c)           if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary (Fax: (610) 645-1061); and

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Agent or the Forward Purchaser.

11.  Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Agent, the Forward Purchaser, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Agent, the Forward Purchaser and each person or persons, if any, who control the Agent or the Forward Purchaser within the meaning of Section 15 of the Securities Act, and (b) the several and not joint indemnity agreements of the Agent and the Forward Purchaser contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.  Conflicts. With respect to any Forward, in the event of a conflict between the terms of this Agreement related to such Forward and the terms of any Confirmation related to such Forward, the terms of such Confirmation shall control.

13.  Survival. The respective indemnities, representations, warranties and agreements of the Company, the Agent and the Forward Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

14.  Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which the Exchange is open for trading and that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

15.  Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law). The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

16.  Waiver of Jury Trial. The Company, the Agent and the Forward Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.  Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

18.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19.  Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           As used in this Agreement:

(i)           “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)          “Covered Entity” means any of the following:

(A)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)           a “covered FSI” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 382.2(b).

(iii)         “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)         “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.  Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

If the foregoing correctly sets forth the agreement between the Company and the Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
Essential Utilities, Inc.
By:
Name:
Title:

Accepted:

[AGENT]

As Agent

By:
Authorized Representative

[FORWARD PURCHASER]
As Forward Purchaser

By:
Authorized Representative

EXHIBIT A

FORM OF REGISTERED FORWARD CONFIRMATION

To:	Essential Utilities, Inc.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010

From:	[DEALER NAME]
[DEALER NOTICE INFORMATION]

Date:	[__]

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth certain terms and conditions of the Transaction entered into between [DEALER NAME] (“Dealer”) and Essential Utilities, Inc. (“Essential”) in accordance with and subject to the terms of the Sales Agreement (as defined below) and subject to the terms set forth in the Forward Instruction Notice (as defined in the Sales Agreement), dated as of [__], relating to the Transaction, on the Trade Date specified below (the “Transaction”). This letter agreement, as supplemented by the pricing supplement in respect of the Transaction setting forth certain additional terms of the Transaction determined in accordance with the terms of this Confirmation, the Sales Agreement and the Forward Instruction Notice and in substantially the form of Annex A hereto (as executed and delivered by the parties hereto, the “Pricing Supplement”), shall be a “Confirmation” for purposes of the Agreement specified below and a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.           This Confirmation, as supplemented by the Pricing Supplement, shall evidence a complete and binding agreement between Dealer and Essential as to the terms of the Transaction to which it relates and replaces any previous agreement between the parties with respect to the subject matter hereof. This Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, the Transaction will be deemed to be a Share Forward Transaction. This Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Essential had executed the ISDA Form on the date hereof (but without any Schedule except for (a) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency, (b) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Essential and Dealer as if (1) the “Threshold Amount” with respect to Essential were USD [100,000,000] and the “Threshold Amount” with respect to Dealer were 3% of [shareholders’] / [members’] equity of [Dealer] / [[__], a [__] (“Dealer Parent”)] as of the date hereof applicable as to Dealer, (2) the phrase “or becoming capable at such time of being declared” were deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (3) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.” and (4) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (c) the elections set forth in Section 10 of this Confirmation.

The Transaction evidenced by this Confirmation, together with any other registered forward transactions (each, an “Additional Transaction”, and a confirmation relating to such Additional Transaction, an “Additional Confirmation”) entered into between Dealer and Essential pursuant to the terms of the Sales Agreement dated October 14, 2022 between Essential, Dealer, as forward purchaser, and [DEALER] / [DEALER’S AFFILIATE], as sales agent, principal and/or forward seller (the “Sales Agreement”), shall be the sole Transaction(s) under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates[, including Dealer Parent] (each, a “Dealer Affiliate”), and Essential or any confirmation or other agreement between a Dealer Affiliate and Essential pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Essential, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Essential are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties or their Affiliates, the Transaction shall not be a “Specified Transaction” (or similarly treated) under any other agreement between the parties or their Affiliates.

If, in relation to this Transaction, there is any inconsistency between the Agreement, this letter agreement, the Pricing Supplement and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (a) the Pricing Supplement; (b) this letter agreement; (c) the Equity Definitions; and (d) the Agreement.

2.           Set forth below are the terms and conditions that, together with the terms and conditions set forth in the Pricing Supplement, shall govern the Transaction.

General Terms:

Trade Date:	[__].[1]

Effective Date:	The first Clearance System Business Day on or after the Trade Date on which Shares sold in accordance with the terms and conditions of the Sales Agreement and the Forward Instruction Notice through [AGENT NAME], acting as forward seller for Dealer pursuant to the Sales Agreement (in such capacity, the “Agent”), have settled.

Buyer:	Dealer.

Seller:	Essential.

Final Date:	[__][2] or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day.

Shares:	The shares of common stock, par value $0.50 per share, of Essential (Ticker: “WTRG”).

Number of Shares:	Until the first Settlement Date, the Initial Number of Shares, and thereafter as reduced on each Settlement Date by the number of Settlement Shares settled on such date (in the case of Physical Settlement) or the number of Settlement Shares for the applicable Settlement (in the case of Cash Settlement or Net Share Settlement).

Initial Number of Shares:	The aggregate number of Shares sold through the Agent acting as forward seller for Dealer in accordance with the terms and conditions of the Sales Agreement and the Forward Instruction Notice during the Forward Hedge Selling Period.

1 To be the date on which the Forward Confirmation is executed.

2 To be as set forth in the Forward Instruction Notice.

2

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price and (b) on any day thereafter, the product of (i) the Forward Price on the immediately preceding calendar day and (ii) 1 + the Daily Rate * (1/365); provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price as determined in accordance with the foregoing for such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date;

Notwithstanding the foregoing, to the extent Essential delivers Shares hereunder on or after a Forward Price Reduction Date and on or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith, that such an adjustment is appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable hedge positions in respect of the Transaction).

Notwithstanding any other provision herein to the contrary, the Forward Price shall in no event be less than $0.50 per Share.

Initial Forward Price:	The Volume-Weighted Hedge Price.

Volume-Weighted Hedge Price:	The product of (i) 100% minus the Forward Seller Commission and (ii) the volume-weighted average, as determined by the Calculation Agent, of the per Share prices at which sales of Shares by Agent in accordance with the terms and conditions of the Sales Agreement are executed on behalf of Dealer as Forward Purchaser (for the avoidance of doubt, excluding any commissions) in the Forward Hedge Selling Period; provided that, solely for the purposes of calculating the Initial Forward Price, such sale prices (other than, with respect to the application of the Daily Rate, the sale prices for the Hedge Completion Date) shall be subject to adjustment by the Calculation Agent by application of the Daily Rate and, if a Forward Price Reduction Date occurs in the Forward Hedge Selling Period, the applicable Forward Price Reduction Amount, in each case in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof.

Forward Seller Commission	[__]%.[3]

Forward Hedge Selling Period:	As defined in the Sales Agreement.

Hedge Completion Date:	The earliest of (i) the date specified by Dealer, (ii) any Settlement Date and (iii) [DATE][4]. As promptly as reasonably practicable, and in no event later than the Scheduled Trading Day immediately following the Hedge Completion Date, Dealer will furnish Essential with the Pricing Supplement confirming the Hedge Completion Date, the Initial Number of Shares as of the Hedge Completion Date and the Initial Forward Price, each determined in accordance with the terms hereof.

Daily Rate:	For any day, the OBFR minus the Spread.

Spread:	[__]%.[5]

3 To be as set forth in the Forward Instruction Notice.

4 To be the last Trading Day of the Forward Hedge Selling Period, as set forth in the Forward Instruction Notice.

5 To be as set forth in the Forward Instruction Notice.

3

OBFR:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate” as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, the rate for such day will be determined by the Calculation Agent based on its estimate of the prevailing USD overnight bank funding rate for such day.

Forward Price Reduction Dates:	As specified in Schedule A to this Confirmation.[6]

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount per Share set forth opposite such date on Schedule A.

Exchange:	The New York Stock Exchange.

Related Exchange:	All Exchanges.

Clearance System:	The Depository Trust Company.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) to refrain from or decrease any market activity in connection with the Transaction.

Settlement Terms:

Settlement Currency:	USD.

Unwind Period:	The period from and including the first Exchange Business Day following the date Essential elects, in accordance with the Settlement Notice Requirements (as defined below), Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Section 6 below and subject to Dealer’s right to designate a Settlement Date as described in paragraph (d) of the proviso under the caption “Settlement Method Election”.

6 To be as set forth in the Forward Instruction Notice.

4

Unwind Dates:	For any Settlement for which Cash Settlement or Net Share Settlement is applicable, each Scheduled Trading Day during the Unwind Period on which Dealer (or its agent or affiliate), as Hedging Party, purchases Shares in the market in connection with such Settlement.

Settlement:	Any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of the Transaction.

Settlement Method Election:	Applicable, with Essential as the Electing Party; provided that:

(a) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(b) Physical Settlement shall be the Default Settlement Method;

(c) Essential may elect Cash Settlement or Net Share Settlement for any Transaction only by means of a Settlement Notice meeting the Settlement Notice Requirements; and

(d) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(i) to all of the Settlement Shares designated in such Settlement Notice if, on the date such Settlement Notice is received by Dealer (or the immediately following Scheduled Trading Day, if such notice is received on a day that is not a Scheduled Trading Day), (A) the trading price per Share on the Exchange (as determined by the Calculation Agent) at any time on such day is less than $[__][7] (the “Threshold Price”) or (B) Dealer, as Hedging Party, determines, in good faith and in its commercially reasonable judgment, that it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares by the end of the Unwind Period for such Settlement (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (1) in a manner that would, if Dealer were Essential or an affiliated purchaser of Essential, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act or (2) in the good faith, commercially reasonable judgment of Dealer, as Hedging Party, due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”), in which case Dealer may, by written notice to Essential, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to the Settlement Date originally designated in the Settlement Notice as the Settlement Date; or

7 To be specified for each Transaction, to be no greater than 50% of the Minimum Price specified in the Forward Instruction Notice.

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	(ii)	to all or a portion of the Settlement Shares designated in such Settlement Notice if on any Scheduled Trading Day during the relevant Unwind Period, (A) the trading price per Share on the Exchange (as determined by the Calculation Agent) is less than the Threshold Price or (B) Dealer, as Hedging Party, determines in its good faith and commercially reasonable judgment, (1) that a Trading Condition has occurred or (2) that it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares by the end of the Unwind Period for such Settlement (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) due to the occurrence of five or more consecutive Disrupted Days during such Unwind Period, in which case: (y) Dealer, as Hedging Party, may, by written notice to Essential, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to the Settlement Date originally designated in the Settlement Notice as the Settlement Date, in which case the last Unwind Date of such Unwind Period shall be deemed to occur on the date of such notice, and (z) on the Settlement Date so designated by Dealer, the Settlement Method originally elected by Essential in such Settlement Notice shall apply in respect of the portion of the Settlement Shares, if any, for which Dealer, as Determining Party, has determined an Unwind Purchase Price during such Unwind Period, and an additional Physical Settlement shall apply to the remainder of the Settlement Shares designated in such Settlement Notice; provided that Dealer, as Hedging Party, may in its good faith discretion elect that the Settlement Method originally elected by Essential in such Settlement Notice shall apply.

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is:

	(a)	designated by Essential as a “Settlement Date” by a written notice to Dealer (a “Settlement Notice”) that satisfies the applicable Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) [__][8] Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that if Dealer (or its agent or affiliate) shall fully unwind its hedge with respect to a portion of the Number of Shares to be settled during an Unwind Period by a date that is more than one Settlement Cycle prior to a Settlement Date specified above, Dealer may, by written notice to Essential, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date;

8 To be as set forth in the Forward Instruction Notice.

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	(b)	designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Section 6 below; or

	(c)	designated by Dealer as a Settlement Date pursuant to paragraph (d) of the proviso under the caption “Settlement Method Election” above;

provided that, notwithstanding the absence of Settlement Notice, the Final Date will be a Settlement Date if on such Final Date the number of Undesignated Shares is greater than zero.

Settlement Shares:	(a) With respect to any Settlement Date other than the Final Date:

	(i)	the number of Shares designated as such by Essential in the relevant Settlement Notice, such number of Shares not to exceed the Undesignated Shares (as defined below) on the date such notice is delivered to Dealer or

	(ii)	the number of Shares designated by Dealer pursuant to the “Termination Settlement” provisions of Section 6 below or pursuant to the proviso under the caption “Settlement Method Election”; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Undesignated Shares at that time.

Settlement Notice Requirements:	A Settlement Notice shall be in writing and shall specify (a) the number of Settlement Shares for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (b) the Settlement Method applicable to such Settlement; provided that a Settlement Notice delivered by Essential that specifies Cash Settlement or Net Share Settlement will be effective to establish a Settlement Date with respect to a Cash Settlement or a Net Share Settlement only if Essential represents and warrants to Dealer in such Settlement Notice that, as of the date of such Settlement Notice, (i) Essential is not aware of any material nonpublic information concerning itself or the Shares (including, for the avoidance of doubt, any information relating to any Target (as defined in the Sales Agreement) or the acquisition or proposed acquisition thereof that constitutes material non-public information with respect to the Company), (ii) Essential is electing the settlement method and designating the Settlement Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the Exchange Act, (iii) Essential is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (iv) Essential would be able to purchase a number of Shares equal to (A) the number of Settlement Shares designated in such Settlement Notice, in the case of the election of Cash Settlement, and (B) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (1) such number of Settlement Shares and (2) the then current Forward Price, in case of an election of Net Share Settlement, in compliance with the laws of Essential’s jurisdiction of organization; (v) Essential is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (vi) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Essential, or any order or judgement of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Essential with respect to such election or settlement have been obtained and are in full force and all conditions of any such consents have been complied with.

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Electing Party:	Essential.

Undesignated Shares:	As of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which Settlement Notice has been given but the related Settlement Date has not yet occurred.

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement, Dealer shall pay to Essential, by wire transfer of immediately available funds, an amount equal to the Forward Price on the relevant Settlement Date multiplied by the number of Settlement Shares for such Settlement, and Essential shall deliver to Dealer such Settlement Shares through the Clearance System.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, (a) if the Forward Cash Settlement Amount is greater than zero, Essential shall pay to Dealer the Forward Cash Settlement Amount, and (b) if the Forward Cash Settlement Amount is less than zero, then Dealer shall pay to Essential the absolute value of the Forward Cash Settlement Amount.

Net Share Settlement:	On any Settlement Date in respect of which the Net Share Settlement applies, if the Net Share Settlement Amount is greater than zero, Essential shall deliver a number of Shares, valued at the Unwind Purchase Price, equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares, valued at the Unwind Purchase Price, equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Essential, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Unwind Purchase Price.

Net Share Settlement Amount:	For any Net Share Settlement, an amount equal to (a) the Forward Cash Settlement Amount divided by the Unwind Purchase Price for such number of Settlement Shares plus (b) a number of Shares, valued at the Unwind Purchase Price (determined as if, solely for purposes of this clause (b), the reference to the phrase “on each Unwind Date during the Unwind Period relating to such Settlement” in the definition of “Unwind Purchase Price” were instead deemed to refer, in respect of any relevant Forward Price Reduction Date, to the phrase “during a commercially reasonable period of time corresponding to the relevant Forward Price Reduction Date”), equal to the aggregate Unwind Adjustment Amount(s), if any, for the relevant Unwind Period, as determined by the Calculation Agent.

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Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be (a) the number of Settlement Shares for such Settlement multiplied by (b) the amount equal to (i) the Unwind Purchase Price minus (ii) the Relevant Forward Price.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average Forward Price per Share on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with such Settlement).

Unwind Purchase Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average price per Share at which Dealer, as Hedging Party (or its agent or affiliate acting on behalf of the Hedging Party) acting in good faith and a commercially reasonable manner purchases Shares in connection with unwinding its commercially reasonable hedge position on each Unwind Date during the Unwind Period relating to such Settlement, including, for the avoidance of doubt, purchases on any Disrupted Day in part, taking into account Shares to be delivered or received if Net Share Settlement applies and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, plus USD 0.02 per Share.

Unwind Adjustment Amount:	For any Net Share Settlement, for any Forward Price Reduction Date that occurs during the period from, and including, the date one Settlement Cycle immediately following the relevant first Unwind Date to, and including, the date one Settlement Cycle immediately following the last Trading Day of the Unwind Period, an amount determined by the Calculation Agent equal to the product of (a) the Forward Price Reduction Amount for such Forward Price Reduction Date multiplied by (b) (i) if the Net Share Settlement Amount calculated as of the date immediately prior to the relevant Forward Price Reduction Date is a positive number, such Net Share Settlement Amount or (ii) otherwise, zero.

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) acting in good faith and a commercially reasonable manner purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position shall be determined by Dealer as Hedging Party in its commercially reasonable discretion. Without limiting the generality of the foregoing, in the event a Regulatory Disruption occurs with respect to any Scheduled Trading Day that would otherwise have been an Unwind Date, Dealer may (but shall not be required to) notify Essential in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise be required to communicate to Essential) the nature of such Regulatory Disruption and, for the avoidance of doubt, such Regulatory Disruption shall be deemed to be a Market Disruption Event and such Scheduled Trading Day shall be deemed to be a Disrupted Day in full.

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Share Cap:	Notwithstanding any other provisions of this Confirmation, in no event will Essential be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (a) two times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (b) the aggregate number of Shares delivered by Essential to Dealer hereunder prior to such Settlement Date.

The Share Cap shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event).

Other Applicable Provisions:	To the extent Dealer or Essential is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Essential is the issuer of the Shares. In addition, to the extent Essential is obligated to deliver Shares hereunder, the provisions of Section 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Consequences of Late Delivery:	Without limiting the generality of this Confirmation, the Agreement and the Equity Definitions, if for any reason Essential fails to deliver any Shares on the date on which such delivery is required hereunder and a Forward Price Reduction Date occurs on or after such required delivery date and on or before the date such Shares are delivered, Essential acknowledges and agrees that, in addition to any other amounts for which Essential may be liable hereunder or under law (but without duplication), Essential shall be liable to Dealer for an amount equal to the product of: (a) the number of Shares so due but not yet delivered on or prior to such Forward Price Reduction Date; and (b) the Forward Price Reduction Amount for such Forward Price Reduction Date.

Consequences of Disrupted Day:	If Cash Settlement or Net Share Settlement is applicable with respect to any Transaction and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent (a) may extend the Unwind Period and Settlement Date by one Scheduled Trading Day for each Unwind Date that is a Disrupted Day and (b) shall determine (except in the case of a Disrupted Day that occurs as a result of a Regulatory Disruption, which shall always be a Disrupted Day in full) whether (i) such Disrupted Day is a Disrupted Day in full, in which case the Unwind Purchase Price for such Disrupted Day shall not be included in the calculation of the Forward Cash Settlement Amount, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the Unwind Purchase Price for such Disrupted Day shall be determined by the Calculation Agent, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the Unwind Purchase Prices and the Forward Prices for each Unwind Date during such Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Forward Cash Settlement Amount, to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

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Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event.

Extraordinary Dividend:	Any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date (other than (a) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (b) a regular, quarterly cash dividend (i) in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to such quarter and (ii) the ex-dividend date for which is no earlier than the Forward Price Reduction Date corresponding to such quarter).

Method of Adjustment:	Calculation Agent Adjustment.

Additional Adjustment:	If in Dealer’s good faith and commercially reasonable judgment at any time the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to this Transaction exceeds a weighted average rate equal to [●] basis points per annum (the “Initial Stock Loan Rate”)[9] the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such actual cost exceeded a weighted average rate equal to the Initial Stock Loan Rate during such period, it being understood that such adjustments may be made multiple times with respect to the Transaction but shall not be duplicative as to a particular period. The Calculation Agent shall notify Essential prior to making any such adjustment to the Forward Price.

Acknowledgements:

Non-Reliance:	Applicable.

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.

9 To be as set forth in the Forward Instruction Notice.

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Additional Acknowledgements:	Applicable.

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to (a) a wholly-owned subsidiary of [Dealer][Dealer Parent] whose obligations hereunder are fully and unconditionally guaranteed by Dealer[ or Dealer Parent] or (b) any other wholly-owned direct or indirect subsidiary of [Dealer][Dealer Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer, in each case without the consent of Essential; provided that (a) Essential will not be required to pay, nor is there a substantial likelihood that it would be required to pay, to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Essential would have been required to pay Dealer in the absence of such assignment or transfer; (b) Essential will not receive a payment, nor is there a substantial likelihood that it would receive a payment, from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; (c) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer; (d) at the time of such assignment or transfer either (i) each of Dealer and the assignee or transferee is a “dealer in securities” within the meaning of Section 475(c)(1) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or (ii) the assignment or transfer will not result in a deemed exchange by Essential within the meaning of Section 1001 of the Code; and (e) Dealer shall cause the assignee or transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Essential to permit Essential to make any necessary determinations pursuant to clause (a) or (b) of this proviso.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event except any Extraordinary Event that also constitutes a Bankruptcy Termination Event (as defined below) (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law, but expressly excluding Failure to Deliver, Increased Cost of Hedging and Increased Cost of Stock Borrow) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Sections 5 and 6 below, respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Section 5 below and set forth opposite the captions “Failure to Deliver” and “Increased Cost of Hedging” below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

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Additional Disruption Events:

Failure to Deliver:	Applicable, if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (a) adding “or” before clause (B) of the second sentence thereof, (b) deleting clause (C) of the second sentence thereof and (c) inserting the following language at the end of such Section: “provided, however, that any such increased tax, duty, expense or fee that occurs solely due to the deterioration of the creditworthiness of the Hedging Party relative to comparable financial institutions shall not be an Increased Cost of Hedging.”

Initial Stock Loan Rate:	[__] basis points per annum

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

2. Calculation Agent:	Dealer. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Confirmation, (a) whenever Dealer, acting as any of the Calculation Agent or Determining Party, is to make calculations, adjustments or determinations with respect to the Transaction, it will do so in good faith and in a commercially reasonable manner and (b) to the extent Dealer, acting in its capacity as Calculation Agent or the Determining Party, makes any calculation, adjustment or determination, in respect of the Transaction, it shall do so based on the assumption that the Hedging Party maintains a commercially reasonable Hedge Position at the time and shall, for the avoidance of doubt, take into account such Hedge Position. Dealer shall, within five (5) Exchange Business Days of a written request by Essential, provide a written explanation of any calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent or Determining Party, including, where applicable, a description of the methodology and the basis for such calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such calculation, adjustment or determination.
3. Account and Notices Details:

Essential Payment Instructions and Account for Delivery of Shares to Essential:	To be provided by Essential.

Dealer Payment Instructions and Account for Delivery of Shares to Dealer:	To be provided by Dealer.

Essential’s Contact Details for Purpose of Giving Notice:	To be provided by Essential.

Dealer’s Contact Details for Purpose of Giving Notice:	[DEALER NAME]
[ADDRESS]
[ADDRESS]
Attention: [●]
Telephone: [●]
Facsimile: [●]
Email: [●]

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4.            The Transaction.

(a)     Conditions to Effectiveness. This Transaction shall be effective if and to the extent that Shares are sold by the Agent acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement and in accordance with and subject to the limitations and conditions set forth in Section 2 of the Sales Agreement and in the Forward Instruction Notice. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

(b)     Representations, Warranties and Covenants of Essential.

(i)           On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Essential repeats and reaffirms as of such date the representations and warranties contained in the Sales Agreement. Essential hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Dealer herein.

(ii)          On the Trade Date and the Effective Date, Essential represents and warrants that (A) Essential is not aware of any material nonpublic information concerning itself or the Shares (including, for the avoidance of doubt, any information relating to any Target (as defined in the Sales Agreement) or the acquisition or proposed acquisition thereof that constitutes material non-public information with respect to the Company), (B) Essential is entering into the Transaction in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the Exchange Act, (C) Essential is not “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code), and (D) Essential is not entering into the Transaction in order to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares).

(iii)         On the Trade Date and the Effective Date, Essential represents and warrants that:

(A)	as of the date of any payment or delivery by it hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code; and
(B)	it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(c)     Interpretive Letter. The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(d)    Regulation M. Essential will not take any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

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(e)    Regulatory Filings. Essential represents and warrants to Dealer on any date that Essential notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction that each of Essential’s filings that are required to be filed under the Exchange Act have been filed with the Securities and Exchange Commission and, as of the respective dates thereof and as of the date of this representation, such filings when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings) do not contain any misstatement of material fact or any omission of material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(f)    Agreements and Acknowledgments Regarding Shares.

(i)           Essential agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Section 8 below.

(ii)          Essential agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from securities lenders pursuant to a registration statement and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered by Essential to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Section 8 below, Essential agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) in connection with this Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)         Essential agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(g)    The parties intend for this Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of the Exchange Act and for this Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c)(1)(i)(A) and to be interpreted to comply with the requirements of Rule 10b5-1(c). Essential acknowledges that during any Unwind Period, Essential shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its affiliate) in connection with this Confirmation.

(h)    Purchases of Shares

(i)           During any Unwind Period, neither Essential nor any of its “affiliated purchasers” (as defined in Rule 10b-18 under the Exchange Act) shall take any action either under this Confirmation, under an agreement with another party or otherwise, that Essential reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates during an Unwind Period not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Essential.

(ii)          Dealer represents, warrants and agrees to use its good faith efforts to conduct its bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction and to cause its affiliates to conduct such activities in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and to any analogous purchases under any Additional Transaction, taking into account any applicable Securities and Exchange Commission no-action letters, as appropriate.

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(iii)         Essential shall, in the Settlement Notice relating to any Cash Settlement or Net Share Settlement or at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Essential or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(i)     Until all obligations under the Agreement and this Transaction have been discharged, Essential shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Essential makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Essential (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Essential’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Essential’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Essential shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(j)     Essential shall promptly provide notice to Dealer after (i) the occurrence of any Event of Default, or a Termination Event in respect of which Essential is a Defaulting Party or an Affected Party, in each case subject to compliance with applicable securities laws, and (ii) the making of any public announcement by Essential or its controlled affiliates of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

5.           Acceleration Events. Each of the following events shall constitute an “Acceleration Event” as to the Transaction, provided that the Effective Date shall have occurred prior to such event:

(a)    Stock Borrow Event. In the commercially reasonable judgment of Dealer acting as Hedging Party (i) Dealer (or an affiliate of Dealer) is not able to hedge, or maintain a hedge, in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (ii) Dealer (or an affiliate of Dealer) would incur a cost to borrow, or to maintain a borrow of, Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

(b)    Extraordinary Dividend and Other Distributions. On any day occurring after the Trade Date, (i) Essential declares an Extraordinary Dividend; (ii) Essential distributes, issues or dividends to existing holders of the Shares (A) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Essential as a result of a spin-off or other similar transaction or (B) any other type of securities (other than Shares), or other assets, in any case for consideration of less than the prevailing market price, as determined in a commercially reasonable manner by Calculation Agent or (iii) Essential declares any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, is outside the normal course of operations or normal dividend policies or practices of Essential;

(c)    ISDA Termination. Either Dealer or Essential has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Section 6 below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

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(d)    Other ISDA Events. The occurrence of an Announcement Date in respect of any Merger Event, Tender Offer, Nationalization, Insolvency or Delisting, or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors), and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the “Exchange”; provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (B) adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof, and (C) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(e)    Ownership Event. In the event Dealer, acting in good faith and based on the advice of counsel, determines on any day that the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each such event, an “Ownership Event”). The “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Essential organizational document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (i) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (ii) 1.0% of the number of Shares outstanding.

6.           Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (a) in the case of an Acceleration Event arising out of (i) an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the sum of (A) the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (B) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Essential fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform its obligations in respect of the Transaction, it shall be an Event of Default with respect to Essential and Section 6 of the Agreement shall be applicable in accordance with the terms thereof. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Essential, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period for which Dealer has determined an Unwind Purchase Price during such Unwind Period and Physical Settlement shall apply in respect of (a) the remainder (if any) of such Settlement Shares and (b) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Essential has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

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7.           Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, Shares to the extent that, upon receipt of such Shares, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”) or (iii) Dealer would hold 5% or more of the number of Shares outstanding or 5% or more of Essential’s outstanding voting power (the “Exchange Limit”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Essential’s obligation to make such delivery shall not be extinguished and Essential shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Essential that, after such delivery, (A) the Share Amount would not exceed the Post-Effective Limit, (B) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (C) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (ii) notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Essential makes such delivery.

8.           Private Placement Procedures. If Essential is unable to comply with the provisions of Section 4(f)(ii) above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer, as Hedging Party reasonably determines, based on advice of counsel, that any Shares to be delivered to Dealer by Essential may not be freely returned by Dealer or its affiliates to securities lenders as described under such Section 4(f)(ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless otherwise agreed by Dealer.

(a)    If Essential delivers the Restricted Shares pursuant to this Section 8(a) (a “Private Placement Settlement”), then delivery of Restricted Shares by Essential shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size (determined by reference to such Restricted Shares) reasonably acceptable to Dealer; provided that Essential may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Essential to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Essential fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Essential and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares.

(b)    If Essential delivers any Restricted Shares in respect of this Transaction, Essential agrees that (i) prior to the time the legends referred to in clause (ii) below are removed, such Shares may be transferred by and among Dealer and its affiliates provided, in each case, that (A) each such transfer is made in accordance with the transfer restrictions referred to in such legends and (B) Dealer and such transferee deliver to Essential or the transfer agent for the Shares at their expense such documents, certificates and opinions of counsel as Essential or such transfer agent shall reasonably request to satisfy Essential and such transfer agent that such transfer is made in accordance with such transfer restrictions and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed and the conditions of Rule 144(c)(1)(i) are satisfied, Essential shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Essential or such transfer agent of any seller’s and broker’s representation letters in form customarily delivered in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

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9.           Essential Share Repurchases.  Essential agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5% of the number of then-outstanding Shares. Essential will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds [0.5]% of the number of then-outstanding Shares). The “Outstanding Share Percentage” as of any day is the fraction (a) the numerator of which is the aggregate of (i) the Number of Shares for this Transaction, (ii) the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (iii) the “Number of Shares” (however defined) under all Forwards under Alternative Confirmations (each, as defined in the Sales Agreement) and (b) the denominator of which is the number of Shares outstanding on such day.

10.         Other Provisions

(a)    Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer as Hedging Party determines, in its good faith and commercially reasonable judgment, that such extension is reasonably necessary or appropriate (i) to preserve Dealer’s hedging or hedge unwind activity in respect of this Transaction in light of existing liquidity conditions or (ii) based on advice of counsel, to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Essential or an affiliated purchaser of Essential, be in compliance with applicable legal and regulatory requirements.

(b)    Without limiting the generality of Section 13.1 of the Equity Definitions, Essential acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(c)    Essential understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(d)    Essential represents that it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction and has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction. Essential acknowledges that Dealer is not acting as a fiduciary for or an advisor to Essential (or any of its affiliates) in respect of this Transaction.

(e)    Each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into Transactions hereunder as principal and not on behalf of any third party.

(f)     Other Forwards; Alternative Forward Purchasers. Dealer acknowledges that Essential has entered or may enter in the future into one or more substantially identical forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more Alternative Forward Purchasers (as defined in the Sales Agreement). Dealer and Essential agree that if Essential designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forward includes one or more Exchange Business Days that coincide with any Exchange Business Day in an Unwind Period for a Settlement of this Transaction as to which a Settlement Notice has previously been delivered (such coinciding days, the “Overlap Unwind Period”), Essential shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Essential at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

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(g)    Insolvency Filing. The parties hereto agree that, notwithstanding anything to the contrary herein, in the Agreement or the Equity Definitions, the Transaction constitutes a contract to issue a security of Essential as contemplated by Section 365(c)(2) of the Bankruptcy Code and that the Transaction and the obligations and rights of Essential and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Essential in Sections 4 and 10 hereof) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Essential or Dealer, if, on or prior to the final Settlement Date with respect to a Physical Settlement, a Cash Settlement or a Net Share Settlement, an Insolvency Filing occurs or any other proceeding commences with respect to Essential under the Bankruptcy Code (a “Bankruptcy Termination Event”).

(h)    Legal Matters

(i)           Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, THIS CONFIRMATION, ANY TRANSACTION HEREUNDER AND/OR ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT, THIS CONFIRMATION AND/OR ANY TRANSACTION HEREUNDER.

(ii)          Governing Law/Jurisdiction. This Confirmation shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(i)     Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Essential, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Essential only to the extent of any such performance.

(j)     Bankruptcy. Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Essential’s common stockholders in any U.S. bankruptcy proceedings of Essential, provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Essential of its obligations and agreements with respect to this Confirmation or the Agreement; provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction and any Additional Transaction.

(k)    No Collateral or Setoff. Notwithstanding any other provision of this Confirmation or the Agreement or any other agreement between the parties to the contrary, the obligations of Essential hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under this Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

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(l)     Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Essential to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Essential so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Section 7(a) hereof or (ii) any damages that may be payable by Essential as a result of breach of this Confirmation.

11.         Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Essential and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Essential relating to such tax treatment and tax structure and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Essential.

12.         Taxes.10

(a)          For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations: (i) each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States and (ii) it is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.

(b)          For the purpose of Section 3(f) of the Agreement, Essential makes the following representations: (i) it is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and (ii) it is a corporation for U.S. federal income tax purposes, it is organized under the laws of the State of Pennsylvania, and it is an exempt recipient under United States Treasury Regulations Section 1.6049-4(c)(1)(ii)(A).

(c)          For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Dealer agrees to deliver to Essential one (1) duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) or Form W-8ECI (or successor thereto), as applicable, upon execution of this Confirmation and shall provide a new form promptly upon (i) reasonable request of Essential or (ii) learning that any form previously provided has become obsolete or incorrect. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Essential agrees to deliver to Dealer one (1) duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) upon execution of this Confirmation and shall provide a new form promptly upon (i) reasonable request of Dealer or (ii) learning that any form previously provided has become obsolete or incorrect.

(d)          “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

10 To be updated to reflect Dealer’s standard tax representations, as applicable.

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(e)          To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

13.         Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer (or its agents or affiliates, as applicable) shall use any Shares delivered by Essential to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or its agents or affiliates, as applicable) in connection with its hedging activities related to exposure under this Transaction.

14.         Agreement Regarding the Pricing Supplement. Promptly upon receipt from Dealer of a proposed pricing supplement setting forth terms determined in accordance with this Confirmation, the Sales Agreement and the Forward Instruction Notice, as determined by Essential in its good faith, commercially reasonable judgment, Essential agrees to execute and deliver to Dealer such proposed pricing supplement. Upon execution and delivery by Essential, such pricing supplement shall be the Pricing Supplement for the Transaction indicating that Essential accepts and agrees to be bound by the contractual terms and conditions as set forth in such Pricing Supplement.

15.         Indemnity. The Company agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant, agreement or representation of the Company in this Confirmation or the Agreement. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then the Company shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, the Company will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of the Company. The Company also agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of any matter referred to in this Confirmation or the Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 15 shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and/or delegation of the Transaction made pursuant to the Agreement or this Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transaction.

16.         Counterparts. This Counterpart may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.11

11 Additional dealer-specific regulatory provisions to be added as customary. Representations and covenants with respect to Dealer’s agents for the Transaction (if any), regulatory requirements in non-U.S. jurisdictions, if applicable, including ISDA 2016 Bail-in Art 55 BRRD Protocol, 2013 EMIR Protocol, etc. to be added to particular confirmations as customary.

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If the foregoing correctly sets forth the agreement between Dealer and Essential with respect to the Transaction to which this Confirmation relates, please indicate your acceptance in the space provided for that purpose below.

Yours faithfully,

[NAME OF DEALER]

By:
Name:
Title:

Agreed and accepted by:

ESSENTIAL UTILITIES, INC.

By:
Name:
Title:

SCHEDULE A

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
Trade Date	USD 0.00
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
Final Date	USD 0.00

ANNEX A

FORM OF PRICING SUPPLEMENT

To:	Essential Utilities, Inc.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010

From:	[ ]

Re:	Issuer Share Forward Sale Transaction

Date:	[_________], 20[__]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Confirmation dated [ ], 201[ ] (the “Confirmation”) between Essential Utilities, Inc. [(formerly known as Aqua America, Inc.)] (“Essential”) and [DEALER NAME] (“Dealer”). The purpose of this Pricing Supplement is to confirm your agreement with certain terms of the Transaction entered into between Essential and Dealer under and in accordance with the terms of the Confirmation and the Forward Instruction Notice. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Confirmation.

For all purposes under the Confirmation:

(a) the Hedge Completion Date is [  ];

(b) the Initial Number of Shares is [  ], subject to adjustment in accordance with the terms of the Confirmation; and

(c) the Initial Forward Price shall be USD [  ].

This Pricing Supplement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Pricing Supplement by signing and delivering one or more counterparts.

Yours faithfully,

[NAME OF DEALER]

By:
Name:
Title:

Agreed and confirmed as of the Trade Date:

ESSENTIAL UTILITIES, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF INSTRUCTION NOTICE IN RESPECT OF A FORWARD

From: Essential Utilities, Inc.

To: [●]

Subject: Forward Instruction Notice

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated as of October 14, 2022 (the “Sales Agreement”), among Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), Barclays Capital Inc. , RBC Capital Markets, LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC, Robert W. Baird & Co. Incorporated and Janney Montgomery Scott LLC, as sales agent and/or forward seller (in any such capacity, the “Agent”), and Barclays Bank PLC, Royal Bank of Canada, The Toronto-Dominion Bank and Wells Fargo Bank, National Association, as forward purchaser (in such capacity, the “Forward Purchaser”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Sales Agreement or the Form of Registered Forward Confirmation set forth in Exhibit A (the “Form Confirmation”) to the Sales Agreement.

The Company desires to enter into a Forward, including a related Confirmation substantially consistent with the Form Confirmation, in each case on the following terms:

Forward Hedge Selling Period:	[●]-[●]
Maximum Number of Shares to be Sold:	[●]
Aggregate Maximum Forward Hedge Amount:	$[●]
Minimum Price per Share:	$[●]
Forward Seller Commission:	[●]%
Spread:	[●]%
Initial Stock Loan Rate:	[●]%
Final Date:	[●], 20[●]
Forward Price Reduction Dates / Amounts ($):	[●], 20[●] / $[●] [●], 20[●] / $[●] [●], 20[●] / $[●] [●], 20[●] / $[●]

Number of Scheduled Trading Days in the notice period for Cash Settlement / Net Share Settlement election::	[●]
Other Deviations from Form Confirmation:	[●]

B-1

EXHIBIT C-1

FORM OF OPINION OF COMPANY’S COUNSEL

C-1-1

EXHIBIT C-2

FORM OF OPINION OF COMPANY’S SPECIAL COUNSEL

C-2-1

EXHIBIT C-3

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL

C-3-2